Exhibit 4.13

PORTIONS OF THIS AGREEMENT WERE OMITTED AND HAVE BEEN FILED
 SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN
APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE
 SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS

SEARCH DISTRIBUTION AGREEMENT

THIS SEARCH DISTRIBUTION AGREEMENT (“Agreement”) is made effective as of January 1, 2015 (“Effective Date”) by and between Microsoft Online, Inc., a Nevada corporation (“Microsoft”) and Perion Network Ltd., an Israeli corporation (“Company”).  Company and Microsoft are referred to individually, as a “Party” and, together, as the “Parties.”

This Agreement consists of the terms and conditions below and these Exhibits:

•	Exhibit 1 (Microsoft Brand Features; Microsoft Trademark Usage and Microsoft Editorial Guidelines);

•	Exhibit 2 (Company Brand Features and Trademark Usage Guidelines);

•	Exhibit 3 (Traffic Quality Requirements);

•	Exhibit 4 (Default Search Homepage, Company Toolbar and Search from New Tabs Displays);

•	Exhibit 5 (Approved Company Products);

•	Exhibit 6 (Country List);

•	Exhibit 7 (Pre-Approved Offer Screens);

•	Exhibit 8 [***]; and

•	Exhibit 9 (Wire Instructions).

Addresses and contacts for notices:

Microsoft	Company
Attention: Sr. Bus Dev & Strategy Manager, Applications and Services Group	Attention: VP Search, Perion Ltd
Address: Microsoft Corp, One Microsoft Way, Redmond WA 98052	Address: 4 Hanechoshet Street Tel Aviv 69701
Phone Number: [***]	Phone Number: [***]
E-mail: [***]	E-mail: [***]

Attention: [***]	Attention: [***]
Fax: [***]	Fax: [***]
With a copy to:	With a copy to:
Attention: Attorney, Online Services, Microsoft Corp.	Attention: General Counsel
Address: Microsoft Corp, One Microsoft Way, Redmond WA 98052	Address: 4 Hanechoshet Street Tel Aviv 69701

Agreed and accepted:

Microsoft	Company
Signature: /s/ Terri Beidle	Signature: /s/ Josef Mandelbaum, Yacov Kaufman
Name: Terri Beidle	Name: Josef Mandelbaum, Yacov Kaufman
Title: Contract Execution (MOI)	Title: CEO, CFO
Date: 7/29/2014	Date: July 27, 2014

SECTION 1:         PURPOSE.

This Agreement sets forth the terms under which Company may distribute Microsoft’s Bing Search Services.

SECTION 2:         DEFINITIONS. In addition to terms defined elsewhere in this Agreement, and whether used in the singular or the plural, the following terms will have the following meanings.

 “Affiliate” means any entity that, on or after the Effective Date, directly or indirectly, is controlled by a Party, where “control” means the ownership of, or the power to vote, at least fifty percent (50%) of the voting stock, shares or other equity interests of the entity, or the effective ability to control the management and direction of the entity.

“Bing Search Service” means the standalone internet search service that indexes and searches the world wide web and other data sources that Microsoft may at its discretion choose to index as part of its online search service as it exists as of the Effective Date, including all improvements thereto and any successor or substitute services that are used on the Bing Site.

“Bing Site” means www.bing.com or the localized equivalent (e.g., bing.co.uk or bing.fr) and all subdomains and any successor sites that replace such sites and subdomains.

“Company Brand Features” means all trademarks, service marks, logos and other distinctive brand features of Company that are used in or relate to its business and are listed on Exhibit 2, as such Exhibit may be updated by Company from time-to-time.

“Company Network” means Company, Company’s Affiliates and Company Partners.

“Company Partner” means a publisher, distribution partner or distribution channel with whom Company has contracted to offer search services and that have been approved by Microsoft pursuant to the terms of this Agreement.

“Company Toolbars” means an add-on client software application developed, owned by and/or licensed to Company and distributed by Company under this Agreement for use by end-users with internet browser technology that provides a navigation bar on the browser general user interface containing internet search functionality, and links to various internet sites and services specified by Company.  During the Term of this Agreement, such Company Toolbars distributed under this Agreement may be set with the Bing Search Service as the default internet search provider from all Search Access Points within the Company Toolbars, and in order for Company to be paid under this Agreement, will include Tracking Codes or other tracking codes within such Search Access Points (in addition to setting the Bing Search Service as the default internet search).  Exhibit 4 illustrates how the Company Toolbars will appear during the Term, unless mutually agreed otherwise by the Parties.

“Company User Data” means User Data collected by Company.

“Default Browser Search” means Users setting Company as the default internet search provider in a User’s web browser and set as default search in the User’s browser and actually Redirects to the Bing Search Service upon a query from the default search box or address bar.

“Default Search Homepage” means, at Company’s option, webpages hosted and controlled by Company or a Company Partner including a search box, or the Bing Site homepage (in which event, Microsoft will recognize and track traffic from Company and each Company Partner for purposes of accounting for Gross Revenue), with such webpages offered to end-users to be the default homepage (which may include being the default homepage in a new browser tab) for such end-users within their browser(s) on the end-users’ device, or may be other such websites with a search box, so long in all instances as the primary purpose of the website is a general internet search page.  Upon a User conducting a search, the Default Search Homepages will Redirect to the Bing Search Service, or may be set to the Bing Site, during the Term. Exhibit 4 illustrates, without limitation, examples of how the Default Search Homepages will appear during the Term, unless mutually agreed otherwise by the Parties.

“Execution Date” means the date this Agreement is executed by Company as indicated in the signature block on the first page of this Agreement.

“Follow-on Searches” means any search conducted by a User following an Initial Search to the extent that Microsoft’s Tracking Codes or other mechanism used by Microsoft allow Microsoft to account for follow-on searches.  Microsoft will ensure that Tracking Codes or such other mechanisms are used for at least the first search following an Initial Search (and will use commercially reasonable efforts to cause such Tracking Codes to persist or other mechanisms to track subsequent searches).   Each display of a page containing Paid Listings in response to a Follow-on Search is an mSRPV.

“Gross Revenue” means the amounts earned by Microsoft during the Term and Tail Period that are generated in connection with this Agreement from Paid Listings displayed to a User as a direct result of an Included Search, and recognized by Microsoft in accordance with GAAP. The calculation of Gross Revenue is subject to Section 4.6.4 (Unauthorized or Fraudulent Revenue).

“Guidelines” means the Microsoft Editorial Guidelines and Traffic Quality Requirements.

“Included Searches” means any internet search query generated by a User directly from any of the Search Access Points (in all cases, that includes the Tracking Codes) (an “Initial Search”), and Follow-on Searches, so long as the query is able to be tracked.

“Microsoft Brand Features” means all trademarks, service marks, logos and other distinctive brand features of Microsoft that are used in or relate to its business and are listed in Exhibit 1, as such Exhibit may be updated by Microsoft from time-to-time.

“Microsoft Editorial Guidelines” means the editorial guidelines as specified in Exhibit 1.

“Microsoft Trademark Usage Guidelines” means the trademark usage guidelines as specified in Exhibit 1.

“Microsoft User Data” means User Data collected by Microsoft.

“mSRPV” means a page containing ads displayed to a User in response to Included Searches  (a monetizable search result page view).

“Mobile Device” means: (a) a mobile telephony device used for any computing, communications or other services; and (b) any other device that Microsoft and Company either agree in writing are Mobile Devices or that both treat as mobile for purposes of rendering the user experience.

“NDA” means the Non-Disclosure Agreement, dated July 25, 2011, as amended by that certain February 10, 2012 amendment, between Microsoft Corporation, a Washington corporation, and Company.

“OEM” means any company that manufactures products or components that are purchased by another company and retailed under the purchasing company’s brand name.

“Original Agreements” means the agreements between: (a) Microsoft and Company dated December 28, 2012; and (b) Microsoft and Conduit Ltd. dated November 19, 2010 as amended and assigned to ClientConnect Ltd. and that expires prior to the Effective Date.

“Paid Listings” means a listing provided by Microsoft’s Bing ads platform in response to a User query or other active user input in a Search Access Point and related keyword suggestions in connection with Included Searches, that include hypertext links to the web pages which may result in payment to Microsoft for displaying the listing, regardless of the basis on which Microsoft is paid.

“Personal Computer” means a general purpose computer, such as a desktop, notebook, laptop, tablet or netbook that: (a) is not a Mobile Device; and (b) is primarily designed to be used by a single individual or small group of individuals at one time and to perform a multiplicity of general purpose computing functions at the direction of the user through applications.  Examples include devices such as Microsoft Surface Pro, Dell Inspiron, the Lenovo Thinkpad, and the Apple iPad.

“Platform” means a Personal Computer or Mobile Device.

“Products” means the Default Search Homepages, Default Browser Search, Company Toolbars, Search from New Tabs, other applications or search access points permitted pursuant to Section 4.2.1. below, and the applications, products and services listed in Exhibit 5, as such Exhibit may be updated from time to time in accordance with this Agreement.

[***]

“Redirect” means redirection of a User to the Bing Search Service, in accordance with this Agreement, upon a User’s initiation of an Included Search.

“RPM” means the Gross Revenue per thousand mSRPVs from Personal Computers in [***] displayed in connection with this Agreement.

“Search Access Points” means all areas including search boxes included within or enabled by any of the Products, where a User can initiate an internet search or otherwise access search functionality in response to (i) a User’s manually-inputted search criteria from a search box by typing in text; or (ii) a User’s intent to submit search criteria including: (a) the transcript of a voice recording; (b) clicking on a related keyword suggestion; and (c) a User’s motion that executes intent to click on a related keyword suggestion or submit search criteria from a search box.

“Search From New Tab” means a new tab in a browser, the default new tab page will be a page determined by Company that will include a Search Access Point.

“Tail Period” has the meaning given in Section 5.1(c).

“Term” has the meaning given in Section 6.1.

“Territory” means worldwide.

“Tier 1 Countries” means those countries listed in the “Tier 1” column on Exhibit 6. Countries in Tier 1 will be defined based on Microsoft’s “Bing” market definition, as applied consistently across Bing partners, including advertisers.

“Tier 2 Countries” means those countries listed in the “Tier 2” column on Exhibit 6. Countries in Tier 2 will be defined based on Microsoft’s “Bing” market definition, as applied consistently across Bing partners, including advertisers.

“Tier 3 Countries” means those countries listed in the “Tier 3” column on Exhibit 6.  Countries in Tier 3 will be defined based on Microsoft’s “Bing” market definition, as applied consistently across Bing partners, including advertisers.

“Tracking Codes” means the unique code, search settings or other instrumentation that Microsoft provides and Company will implement in Search Access Points as contemplated under this Agreement, allowing Microsoft to track and monitor information relating to the Search Access Points and other data.

“Tracking Tags” means tags enabled by Microsoft to allow Company to identify certain aspects of a query.

“Traffic Quality Requirements” refers to the requirements set forth in Exhibit 3.

“User” means a person who initiates an internet search query through a Search Access Point set with the Tracking Codes, under this Agreement.

“User Data” means information provided by or obtained from Users by accessing the Bing Search Service.

Other capitalized terms used, but not defined in this Section 2 have the meanings attributed to them elsewhere in this Agreement.  All references to “days” and “months” are to calendar days and months in the United States of America, unless otherwise expressly stated in this Agreement.  A “business day” means any day other than a Friday, Saturday or Sunday or any day on which the Federal Reserve Bank of New York is closed.  All monetary amounts are in U.S. dollars. Any reference to Company’s obligations in the Guidelines and Exhibit 2 shall for the purpose of this Agreement also apply to all of Company’s Affiliates. Any notice or termination notice issued by Microsoft to Company shall also apply to Company’s Affiliates whether or not expressly referred to therein.

SECTION 3:	LICENSE GRANTS.

Subject to the terms and conditions of this Agreement, the Parties grant to each other the licenses set forth below.  All rights not expressly granted are reserved to the licensor.

3.1           Grant of Licenses to Company.

3.1.1    Bing Search Service.  Microsoft grants to Company and its Affiliates a limited, nonexclusive, non-transferable (except as provided herein), non-sublicensable, royalty-free license during the Term and Tail Period in the Territory to: (a) reproduce, distribute and implement Tracking Codes for the purposes set out in this Agreement; and (b) enable Redirects from Search Access Points within the Company Network, pursuant to the terms of this Agreement.

3.1.2.   Microsoft Brand Features.  Microsoft grants Company and its Affiliates a limited, non-exclusive, nontransferable (except as provided herein), non-sublicensable, royalty-free license during the Term and Tail Period in the Territory to use, reproduce, distribute and display the Microsoft Brand Features solely in connection with the distribution of the Products contemplated and authorized by Microsoft under this Agreement and promotion of the Bing Search Service and Redirect functionality on all Products.  Company’s uses of the Microsoft Brand Features must comply with Microsoft’s Trademark Usage Guidelines set forth in Exhibit 1, and Company will not use any Microsoft Brand Feature in a way that is misleading or deceptive.  The form of all usage of Microsoft Brand Features by or under the authority of Company will be subject to Microsoft’s prior approval.  Company will not take any action which may suggest or imply that Microsoft has endorsed Company or any product or service thereof, or that there is any connection or relationship between Microsoft and Company, other than as set forth herein.  All uses of Microsoft Brand Features, and all goodwill associated therewith, inure solely to the benefit of Microsoft.  Notwithstanding anything else to the contrary in this Agreement, [***].  For avoidance of doubt, the foregoing includes the right for Company Partners to reproduce, distribute and display the Microsoft Brand Features in connection with their distribution of the Products and enablement of the Bing Search Service as contemplated in this Agreement.

3.2           Grant of License to Microsoft.  Company grants to Microsoft a limited, non-exclusive, nontransferable, royalty-free license to use, reproduce, distribute and display the Company Brand Features solely in connection with the marketing and promotion of the Bing Search Service, as contemplated in this Agreement.  In its use of any Company Brand Feature, Microsoft agrees to adhere to Company’s brand treatment guidelines for use of Company’s Brand Features, as such guidelines may be provided by Company to Microsoft from time to time.  Microsoft will not take any action which may suggest or imply that Company has endorsed Microsoft or any product or service thereof, or that there is any connection or relationship between Microsoft and Company, other than as set forth herein.  All uses of Company Brand Features, and all goodwill associated therewith, inure solely to the benefit of Company.

SECTION 4:         RIGHTS AND RESPONSIBILITIES FOR DISTRIBUTION.

4.1           Provision of Services.  During the Term and the Tail Period, and in accordance with the provisions of this Agreement, Microsoft will provide the Bing Search Service to Users in response to all Redirects.  Microsoft will include Paid Listings in response to Redirects whenever they are available.

4.1.1  [***]. In response to Redirects, Microsoft will provide Users with [***].  Microsoft will use commercially reasonable efforts to enforce the Microsoft Editorial Guidelines (Exhibit 1) and prohibitions and requirements included in the Traffic Quality Requirements (Exhibit 3)[***].

4.2           Methods of Distribution.

4.2.1        General.  Beginning no later than the Effective Date, during the Term and Tail Period and in the Territory, Company may: (i) Redirect users from all Search Access Points in its Products (including from all Search Access Points that were set by Company, its Affiliates and all Company Partners prior to the Effective Date under the Original Agreements) to the Bing Search Service; and (ii) enable Default Browser Search. Company may distribute each of the foregoing independently of each other to each respective user, in Company’s discretion and through the distribution activities and entry points set forth on Exhibit 5; provided, that [***]. Company will only engage in such distribution during the Term in the Territory in accordance with Section 4.6.

4.2.2       Approved Products.  Company may distribute the Products approved as of the Effective Date or as set forth in Exhibit 5. If Company wants to: (i) [***] or (ii) submit new Products for approval, then it will request approval thereof from Microsoft in writing. [***] Microsoft may approve or reject the Updates or new Products in its sole discretion. Microsoft may ask for additional information from Company as reasonably needed to complete its review of Company’s [***]. Notwithstanding the foregoing, Microsoft reserves the right to review any expressly approved or deemed approved Products at any time during the Term. If Microsoft determines that a previously (expressly or deemed) approved Product does not comply with the Guidelines or Exhibit 2, then Microsoft will notify Company of the same and Company shall [***], then Microsoft reserves the right, to prohibit the distribution of the Bing Search Service within the Product immediately and Company shall give effect to such prohibition where requested until such fix is applied and effective.

4.2.3       Bundling Products.  Company may bundle or otherwise combine the offer for a Product with an offer for any other product, service or application, provided that each product, service or application bundled with a Product also itself complies with the Guidelines and obligations herein.  Upon request, Company will provide Microsoft with reasonable detail of the product, service or application being bundled with each Product. In the event of any material conflict between the terms contained with the body of this Agreement and guidelines and policies set forth in Exhibit 1, the terms of the main body of this Agreement will control.

4.2.4       Manner of Distribution.  Company may present the offer for the Products to end-users.  When Company displays an offer to end-users as a part of the implementation screen display it will do so on an opt-out or opt in offer basis. In the event that: (i)  [***] or (ii) [***].

4.3           Redirections; Tracking Codes or Other Tracking Tags.

4.3.1     Placement of Tracking Codes.  Prior to the Effective Date, Microsoft will have provided Company with [***] Tracking Codes (the “Initial Tracking Codes”) under the Original Agreements.  Company shall be entitled to require Microsoft to provide for up to [***] additional Tracking Codes (the “Additional Tracking Codes”). Company understands that such Additional Tracking Codes will be provided by Microsoft within a reasonable amount of time from Company’s written request for such Additional Tracking Codes. Company will place Tracking Codes in any Search Access Points, and all such tagged Search Access Points will redirect to the Bing Search Service. Microsoft will pay the applicable compensation to Company, as set forth in Section 5.1, only to the extent that a Tracking Code exists in a Search Access Point. Microsoft will inform Company immediately of: (i) any search queries that Microsoft receives without Tracking Codes that it believes originates under this Agreement (when Microsoft becomes aware); or (ii) any errors or other technical problems with the implementation of Tracking Codes that it is able to detect. [***].

4.3.2        No Disclosure of Tracking Codes or Other Tracking Tags.  During and after the Term, Company will not disclose or provide any access to the Tracking Codes or Tracking Tags to a third party unless authorized in writing by Microsoft.

4.3.3        No Altering of Redirections.  Company will have the right to [***]. Company undertakes that any Company User Data collected and used in connection therewith will, at all times, comply with the provisions of Section 8.1 below (“User Data; Compliance with Privacy and User Data Laws”). Except for the foregoing, Company will not take any other action to alter Redirects from going directly to the Bing Search Service and Company will not have any such other traffic routed to the Bing Search Service via Company’s servers or intermediary websites or domains.  For the avoidance of doubt, Company will not use any mechanisms to track Users (as such) on Microsoft domains or services.

4.4           Service Support. Company and Company Partners shall provide customer support to Users relating to the Products.  Microsoft shall provide customer support to Users relating solely to the Bing Search Service.

4.5           Attribution.  Company may include Microsoft Brand Features on all Products during the Term and Tail Period.  For Products already installed on Users’ systems as of the Effective Date, the branding will remain the same, unless Microsoft requests modification to such attribution.  For all new Products that Company desires to distribute, the Parties will mutually agree on the appearance of the Microsoft Brand Features on such Products before they are distributed or otherwise made available to the public.  Company will not use the Microsoft Brand Features in any way that could be fraudulent, deceptive or misleading to a User or otherwise violate the Guidelines.

4.6           Distribution Guidelines.

4.6.1        Compliance.

(a)  Company agrees that, in connection with its rights to offer Redirect functionality to the Bing Search Service under this Agreement, it shall not and neither shall any Company Partner: (i) knowingly infringe on any third party’s proprietary rights; or (ii) violate any applicable law, statue, ordinance or regulation, including the laws and regulations governing (A) misleading, false or deceptive advertising, (B) anti-discrimination, (C) unfair competition, or (D) export control (and, for clarity, [***] will be subject to [***]. Without limiting the foregoing, Company will use commercially reasonable efforts not to distribute a Product that provides access to the Bing Search Service in connection with any peer-to-peer, bit-torrent or similar protocol products or publisher sources if the primary intent of such service is to provide software or platforms that enable unauthorized file sharing of copyrighted content. Where open-source software is incorporated within a product, service or application bundled within or distributed with a Product, Company undertakes to review the license terms applicable to such open source software and respect all applicable use restrictions therein or similar. “Commercially reasonable efforts” as used in the foregoing means that [***].

(b)  Company agrees that, in connection with its distribution of Redirect functionality in connection with this Agreement, it will and will use commercially reasonable efforts to ensure that Company Partners will comply with the Guidelines throughout the Term and the Tail Period.Notwithstanding the foregoing, non-compliance of the Guidelines by Company or a Company Partner shall still be subject to [***].

(c)  Microsoft will use commercially reasonable efforts to provide at least [***] prior written notice of any change to the Microsoft Editorial Guidelines and Company will within [***] of such notice comply with any such change. If Company or a Company Partner is unable to comply with a change to the Microsoft Editorial Guidelines within such [***] day period or if [***], it will notify Microsoft and include a reasonably detailed explanation of its inability to comply or of [***].  For [***] days after Microsoft’s receipt of such notice and information, the Parties will work together in good faith to identify and implement a resolution.  If the Parties are unable to identify and implement a resolution after Company exercises good faith efforts to do so, Company will give Microsoft notice of the same and [***]. For clarity, [***].

4.6.2        Compliance with Guidelines; Offer Screens.  Company will provide a User notice and obtain such User’s consent, [***] in a manner that is not misleading and that complies with applicable laws and applicable Guidelines before changing any user settings with respect to any Search Access Points. If Microsoft reasonably believes that a Company practice or Company Partner practice violates the Guidelines then Microsoft may raise the issue to Company and the Parties will work together in good faith to resolve the issue.  Except for offer screens existing as of the Effective Date (“Existing Offer Screens”), which are deemed approved (versions of which are set forth on Exhibit 7), the Parties will work together to develop the offer screens.  Company must [***]. For the avoidance of doubt, [***]  Company may include additional offers in the download process for any User provided that such offers comply with the Guidelines and with all applicable laws, and that the offer screens have been approved by Microsoft as set forth in this Section 4.6.2.

4.6.3        Traffic Quality Requirements.

(a)  Each Party agrees that, in connection with its Redirect distribution under this Agreement, it shall not violate Traffic Quality Requirements.

(b)  Company will work with Microsoft to manage traffic generated by the Company Network according to Microsoft specifications. Upon notification of the specifications from Microsoft to Company, the Parties will collaborate in good faith to implement the specifications within a commercially reasonable mutually agreed period of time (which will account for any technical work needed for Company and/or its Company Partners to implement the specifications, as communicated in writing by Company to Microsoft). Microsoft reserves the right to update such specifications from time to time (which may also be applicable, as commercially reasonable and mutually agreed, to other distribution redirect partners of the Bing Search Service). As at the Effective Date, the Parties acknowledge that the measurement parameters, standards, and operational processes for managing [***]. Microsoft intends to implement [***] and the Parties agree to work in good faith to implement those specifications.

(c)  If Company fails to maintain an RPM above [***] of the Bing Site rate in [***]for any given quarter, [***].

4.6.4        Unauthorized or Fraudulent Revenue.  In connection with Company’s Redirect distribution, Company will not, and will not authorize any third party to, generate invalid revenue through any automated, deceptive, fraudulent or other invalid means including but not limited to repeated manual clicks, the use of robots or other automated query tools and/or computer generated search requests, clicks that are prohibited under the Guidelines and/or the unauthorized use of other search engine optimization services and/or software, but in all cases with the purpose being to fraudulently or deceptively increase the impressions or revenue hereunder.  Using [***] Microsoft will measure invalid click-throughs, and any search, impression, click-through or conversion generated in violation of this paragraph will not be counted for purposes of compensation.

4.6.5        Distribution Partners.

(a)
Company may distribute the Products through the Company Partners that make up the Company Network. Company will disclose to Microsoft, each calendar quarter during the Term and upon Microsoft’s request, all Company Partners that make up the Company Network.  Such disclosure will be deemed Company’s Confidential Information as that term is defined in the NDA, and will be provided only to those Microsoft quality team personnel who need such information.

(b)
If any Company Partner or related traffic: (i) violates Guidelines; (ii) violates law with respect to the Products or their distribution; (iii) is engaged in or derived from fraudulent practices; or (iv) [***], then Company will ensure that the Company Partner removes the Bing Search Service and Redirect functionality from those Products (including affected bundled Products) within [***] business days of receipt of written notice from Microsoft. If a violation in [***] is remedied within [***] business days of such notice, then Company may retain or otherwise reinstate the Bing Search Service and Redirect functionality on those Products. By way of clarification and not limitation, [***]. A written notice, delivered  by fax as outlined in Section 12.1, given by Microsoft in accordance with subsections (i) through (iii) above is [***] subject to the terms of Section 4.6.5(c) below.

(c)
In the event that [***], subject to having first engaged in the dispute resolution process in Section 11.1. If the Parties fail to reach a mutually agreeable remedy during the aforementioned dispute resolution process, then Company agrees that subject to Section 9.1(d)-(e) (Indemnification), Microsoft’s, sole remedy[***]. On 1st January each year during the Term, [***].

(d)
Company, its Affiliates and their Company Partners must not sub-syndicate or otherwise distribute Products incorporating the Bing Search Service Redirect functionality through any means to any search distribution entity including without limitation those companies operating the [***] branded search distribution services.

(e)	Company must not directly or indirectly offer the Redirect functionality to [***].

(f)
During the Term, Microsoft will not actively solicit a commercial relationship to provide the Bing Search Service to any suspended partner directly nor shall it expressly permit any third party to do so.

4.7           [***].

4.7.1        [***] Except as otherwise provided in this Agreement, for the remainder of the Term, Company will redirect to the Bing Search Service, [***].  Within [***] days of the end of each quarter, Company will provide Microsoft with written reports quarterly in arrears for the actual performance against [***].

4.7.2        [***].

4.7.3        [***].

4.7.4        [***].

4.8           Query Assignment.  Company will reasonably cooperate with Microsoft, to the extent necessary, to cause query share from the queries submitted to Bing Search Service from Products under this Agreement to be attributed to Microsoft by third party traffic measurement agencies.  Without limiting the foregoing, Company will, if requested by Microsoft, sign a letter assigning all query traffic to Microsoft for purposes of tracking online search traffic by comScore, Inc.

4.9           Additional Distribution.  Company shall only distribute the Bing Search Service Redirect functionality to the extent permitted under this Agreement.  The Parties may discuss and review additional search distribution opportunities that arise following the Effective Date, but any such opportunities will be subject to both Parties’ prior written approval and amendment to this Agreement.  For the avoidance of doubt, this Section 4.9 does not impose any obligation on either Party to enter into additional search distribution obligations other than the Redirects contemplated under this Agreement.

4.10         Implementation.  Microsoft and Company will work together in good faith to ensure proper implementation of the Redirect functionality into Products, in compliance with both Parties’ policies and guidelines.

4.11         Reporting by Microsoft. During the Term and Tail Period, Microsoft will provide Company with [***] reporting [***], reflecting the most recent data that [***]. As of the Execution Date, Microsoft has provided Company with the ability to generate up to [***], or such higher number as the Parties may agree, [***].  Without limiting the foregoing, Microsoft will provide [***]. However, it being understood that [***]. For the abundance of clarity, [***].

4.12         Reporting by Company. Upon Microsoft’s request (such requests only to be made on a reasonable periodical basis), Company shall provide Microsoft with [***].

4.13         Cooperation.  Neither Party will unreasonably withhold, delay or condition any approvals or consents under this Agreement.

SECTION 5:         COMPENSATION AND REPORTING.

5.1           Compensation.  Microsoft will compensate Company during the Term and the Tail Period according to the Platform used by the User and the relevant country in the amounts set forth in this Section 5.1.

(a)  For Included Searches generated through Personal Computers:

(i)           In any Tier 1 Country, [***] Microsoft will pay to Company [***]; and

(ii)          For [***], Microsoft will pay Company [***]. For the purpose of determining [***].

By way of illustration only, [***].

(iii)         In Tier 2 and Tier 3 Countries, Microsoft will pay to Company [***].

(b) For Included Searches generated through a Mobile Device, Microsoft will pay to Company [***].

(c) Upon termination of this Agreement for any reason, other than termination of this Agreement by Company pursuant to Section 6.2.1 or Section 6.2.2, Company undertakes to continue to provide Included Searches (established prior to termination) during [***] (the “Initial Tail Period”) and Microsoft will pay Company the compensation set forth in Section 5.1(a) and (b), as applicable.  Company shall have the option, following the Initial Tail Period, upon giving notice to Microsoft, to continue to provide Included Searches (established prior to termination) for an additional [***] (“Extended Tail Period”) and Microsoft will pay Company compensation for such Included Searches as set forth in Section 5.1(a) and (b), calculated and applied to each country within the Territory, on a country-by-country basis.  “Tail Period” means for the purpose of this Agreement, the Initial Tail Period and if extended, the Extended Tail Period, ending at 23:59hrs PST on the last day thereof.

 5.2          [***].

5.3           Method and Timing of Payment.

5.3.1        Monthly Reports. Microsoft will provide Company in a timely manner (no later than [***] following the end of each calendar month) with a monthly report containing such information as is reasonably necessary for Company to prepare invoices for amounts payable to Company pursuant to Section 5.1, including at a minimum, by Platform and by country all of the reporting information described in Section 4.11 for activity in the immediately preceding month.  All information contained in Microsoft's reports under this Section 5.3.1 shall be deemed Confidential Information (as defined in the NDA) of each Party and will be used and disclosed by the Parties only as expressly provided in this Agreement.

5.3.2        Invoices and Payments. Within [***] of receipt of the monthly report described in Section 5.3.1, Company will submit a monthly invoice to Microsoft for the amounts payable under such monthly reports.  Microsoft will pay the properly payable amounts reflected in each invoice within [***] of the end of the applicable calendar month. By way of example, [***] Microsoft will make all payments to Company in U.S. Dollars by wire transfer in accordance with the instructions set forth in Exhibit 9 or otherwise as instructed by Company in writing. All currency conversions made under this Agreement will be made using the applicable average daily exchange rate for the applicable period as published by OANDA or such other internationally recognized source as may be agreed by the Parties in writing.

5.4           Audit Rights.  The Parties shall maintain, during the Term and for a period of one (1) year after termination or expiration of the Agreement (the “Audit Term”), records reasonably relating to payment rights or payment obligations under this Agreement (“Business Records”).  Upon reasonable written request (and at its expense), either Party will have the right to hire a mutually agreeable independent accounting firm of international stature (not compensated on a contingency fee basis) to audit the Business Records solely to the extent relevant to the determination and calculation of amounts payable to Company under this Agreement, for the purpose of confirming the accuracy of the reports and invoices submitted to each Party and the payments made to Company hereunder.  The auditor shall be under obligations of confidentiality to the auditing party and the auditing party shall remain responsible for any breach of confidentiality by the auditor.  Unless any audit reveals an underpayment of [***] as set forth below, neither Party may request audits hereunder more frequently than one time per calendar year, nor will the records supporting any statements be audited more than once.  The results of any audit hereunder will be subject to the nondisclosure obligations referenced in this Agreement.  All audits must take place during audited Party’s normal business hours, and only with 30 days’ prior written notice. If an audit by a Party’s auditor results in the audited Party being determined to be not in compliance with any payment-related provision of this Agreement, then the audited Party shall promptly take actions to comply with such audit.  Each Party shall bear its own costs with respect to any such audit, unless a discrepancy to the detriment of the auditing Party of [***] in amounts paid or payable is determined, in which case (in addition to the compliance by the audited party with its payment obligations), the audited Party shall reimburse the auditing Party all reasonable costs associated with the audit.

SECTION 6: TERM AND TERMINATION.

6.1           Term.  The Term of this Agreement begins on the Effective Date and shall continue for thirty-six (36) months (the “Initial Term”). This Agreement may be renewed [***] for an additional twelve (12) months (the “Renewal Term”). The Initial Term and, if renewed, the Renewal Term shall collectively be deemed the “Term.”

6.2           Termination.

6.2.1        Termination for Insolvency.  This Agreement may be terminated at any time by a Party immediately upon written notice if the other Party: (i) becomes insolvent; (ii) files a petition in bankruptcy if within sixty (60) days after the commencement of any such proceedings, the proceedings have not been dismissed; or (iii) makes an assignment for the benefit of its creditors.

6.2.2        Termination for Cause. Either Party may terminate this Agreement: (i) [***]due to the other Party’s material breach of this Agreement; (a) where such breach is incurable; (b) which, if curable is not cured (or if the breaching Party is not making substantial progress toward curing such breach) within [***]after receiving notice,  or (ii) immediately upon written notice to the other Party if the other Party materially breaches its confidentiality obligations in the NDA, (being a single event or a series of events which are together a material breach of the NDA).

6.2.3        Termination for Exit of Search Services Business.  Microsoft may terminate this Agreement upon giving one (1) year’s prior written notice to Company, if Microsoft decides to shut down the Bing Site.

6.2.4        Termination for [***]. In the event of [***].

6.2.5        Termination for [***]. In the event that [***].

6.3           Survival.  The following provisions survive any termination or expiration of this Agreement for any reason:  Sections 4.2.2; 4.3; 5.1, 5.3 and (until all payment is made for the Term and Tail Period); 5.4 (in accordance with its terms); 6.2; 6.3, 7-11, and any other provision specifically stating it applies following the Term.

SECTION 7:  OWNERSHIP.

7.1           Microsoft Ownership. Company acknowledges and agrees that as between Company, on the one hand, and Microsoft, on the other hand, Microsoft owns all right, title and interest in the Bing Search Service, the Microsoft Brand Features and Microsoft User Data.  Except for the licenses set forth in this Agreement, nothing in the Agreement confers upon Company any license or right, title, or interest in the foregoing.

7.2           Company Ownership.  Microsoft acknowledges and agrees that as between Microsoft, on the one hand, and Company, on the other hand, Company owns all right, title and interest in the Products, Company Brand Features, Default Search Homepages, Search from New Tabs and Company User Data. Except for the licenses set forth in this Agreement, nothing in this Agreement confers upon Microsoft or the Microsoft Affiliates any licenses or right, title, or interest in the foregoing.

SECTION 8:         USER DATA; REPRESENTATIONS AND WARRANTIES.

8.1           User Data; Compliance with Privacy and User Data Laws.  All Microsoft User Data will be retained and owned solely by Microsoft and/or its Affiliates.  All Company User Data will be retained and owned solely by Company.  Each Party represents and warrants to the other Party that: (i) all of its collection and use of User Data during or resulting from Users’ use of Bing Search Service or Products, Default Search Homepages, Default Browser Search, or Search from New Tabs or any other Search Access Point will comply with all applicable federal and state privacy and consumer protection laws of the United States and its territories, and standard legal terms and conditions, attached as part of Exhibit 1 hereto (as may be amended from time to time); (ii) it has, and will at all times maintain, a specific end-user license agreement and privacy policy governing the delivery and use of its assets hereunder; and (iii) it abides, and will at a times abide, by such end-user license agreement and privacy policies.  Company will provide Microsoft with a copy of its privacy policies, user terms and conditions, and disclosures made to Users.  Each Party will ensure that appropriate disclosures are provided to each User.

8.2           Mutual Representations and Warranties.  Each Party represents and warrants to the other Party that: (a) it has the full corporate right, power and authority to enter into the Agreement and to perform the acts required of it under the Agreement, including, without limitation, the right to grant any and all rights and licenses under the Agreement without violation of the rights of any third party; (b) the execution of the Agreement and performance of its obligations under the Agreement do not and will not violate any other agreement to which it is a party; (c) the Agreement, when executed and delivered, constitutes its legal, valid and binding obligation; and (d) any and all activities it undertakes in connection with the Agreement will be performed in compliance with all applicable laws, rules and regulations.

8.3           Intellectual Property Compliance.  Without limiting anything else in this Agreement to the contrary, each Party covenants and agrees to maintain responsible business practices regarding ownership and compliance with applicable intellectual property laws, rules and regulations, and to maintain, to the extent applicable to it, policies for complying with all such laws, rules and regulations (for example, when applicable and without limitation, a policy for compliance with the Digital Millennium Copyright Act, as amended), and to use reasonable efforts to ensure any of its agents comply with the obligations under this Section 8.3.

8.4           Disclaimer.  EXCEPT FOR THE EXPRESS WARRANTIES MADE IN THE AGREEMENT, ALL MATERIALS AND DELIVERABLES PROVIDED BY ONE PARTY TO THE OTHER PARTIES HEREUNDER ARE PROVIDED “AS IS.”  TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES MAKE NO OTHER WARRANTIES OR CONDITIONS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, TITLE AND NON-INFRINGEMENT.

SECTION 9:  INDEMNIFICATION.

9.1           Scope. Each Party will indemnify, defend and/or handle at its own cost and expense any claim or action brought by a third party against the other Party, its officers, directors, employees, representatives, or agents if, and to the extent that, such claim or action arises out of or relates to: (a) any [***] breach of such Party’s representations, warranties, or obligations in the Agreement; (b) an infringement claim based on any intellectual property or other proprietary rights of a third party resulting from products or services provided by the indemnifying Party hereunder, except to the extent that such infringement claim (i) is based on the indemnified Party’s intellectual property, technology, or other product or service or the combination created by the indemnifying Party’s product with the indemnified Party’s product (if such claim could not have been asserted but for such combination), or (ii) arises due to a modification of the indemnifying Party’s product or service not approved by the indemnifying Party; (c) intentional distribution by the indemnifying Party through the products provided of any spyware or other malicious programs or code or intentional removal of, disabling of or otherwise rendering inoperative a User’s security, antispyware or antivirus without such User’s consent; (d) a breach by [***], or (e) [***]. Each Party agrees to indemnify and hold the other Party harmless from and against [***]. The indemnifying Party will solely conduct the defense of any such claim or action and all negotiations for its settlement or compromise; provided, however, that (i) no settlement or compromise will be entered into that admits fault on behalf of the other Party or requires any payment by the other Party without the other Party’s prior written consent, and (ii) the other Party has the right to participate, at its own cost and expense (including, without limitation, attorneys’ fees), in the defense and/or settlement of any such claim or action in order to protect its own interests.

9.2           Notice.  Each Party’s indemnification obligation under Section 9 is contingent upon the other Party: (a) promptly notifying the indemnifying Party in writing of the claim, except that any failure to promptly provide this notice will only relieve the indemnifying Party of its indemnification responsibility under this Section 9 to the extent its defense is materially prejudiced by the delay; (b) granting the indemnifying Party sole control of the defense and/or settlement of the claim except as expressly provided under Section 9; and (c) providing the indemnifying Party, at the indemnifying Party’s expense, with all assistance, information and authority reasonably required for the defense and/or settlement of the claim, but in a manner consistent with the indemnified Party’s confidentiality obligations and preservation of attorney/client, work product and other privileges.

SECTION 10:  LIMITATION OF LIABILITY.

10.1         Lost Profits; Consequential Damages.  EXCEPT AS OTHERWISE PROVIDED IN SECTION 10.2, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, (I) NO PARTY WILL BE LIABLE FOR [***] OR FOR ANY OTHER INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE AGREEMENT, HOWEVER CAUSED, AND UNDER WHATEVER CAUSE OF ACTION OR THEORY OF LIABILITY BROUGHT (INCLUDING, WITHOUT LIMITATION, UNDER ANY CONTRACT, NEGLIGENCE OR OTHER TORT THEORY OF LIABILITY) EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND (II) IN NO EVENT SHALL EITHER PARTY’S AGGREGATE LIABILITY FOR ALL CLAIMS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT (BUT EXCEPTING AMOUNTS PAID IN CONNECTION WITH ITEMS SPECIFIED IN SECTION 10.2) EXCEED THE GREATER OF (i) [***] OR (ii) [***].

10.2         Exceptions.  THE ABOVE EXCLUSIONS AND LIMITATIONS OF LIABILITY WILL NOT APPLY: (i) TO A PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS UNDER SECTION 12.4 (NONDISCLOSURE AGREEMENT); (ii) A PARTY’S DAMAGES CAUSED BY THE OTHER PARTY’S FRAUD, WILLFUL MISCONDUCT, OR GROSS NEGLIGENCE IN CONNECTION WITH THE AGREEMENT; (iii) A PARTY’S INDEMNIFICATION OBLIGATION UNDER SECTION 9 (INDEMNIFICATION); OR (iv) AMOUNTS OWED UNDER SECTION 12.12 (TAX MATTERS).

SECTION 11:  DISPUTE RESOLUTION [***].

11.1         Dispute Resolution.  Except with respect to (1) a Party’s request for equitable or provisional relief or to otherwise protect its intellectual property rights, or Confidential Information provided under this Agreement; or [***], no civil action, proceeding as set forth below with respect to any dispute, controversy or claim arising out of, or relating to, or in connection with, this Agreement, or the breach, termination, or validity hereof, including the validity of this dispute resolution provision (each of which dispute, controversy, or claim will be termed a “Dispute”) between the Parties may be commenced, nor may a Party terminate any portion of this Agreement for a material breach of a material warranty, representation, covenant or obligation of this Agreement, until the Parties have first attempted in good faith to resolve the Dispute amicably in accordance with this Section 11.1.

11.1.1    Notice of Dispute.  In the event of a Dispute, the Party raising the Dispute shall give written notice to the other Party setting forth the details of the Dispute and any proposed solution or compromise.  The Parties shall cooperate in good faith to resolve the Dispute within 30 days of receipt of the notice of Dispute.

11.1.2    Escalation.  In the event that the Parties are unable to resolve the Dispute within 30 days, the Parties shall escalate the Dispute by referring the details of the Dispute, the status of the negotiations and any proposed compromise in writing to the Parties’ respective designated executive with decision-making authority.  The Parties’ designated executives shall have 30 days from receipt of notice of the Dispute or such longer period as the Parties may mutually agree to in writing, to resolve the Dispute in good faith.  If the Parties’ designated executives are unable to resolve the Dispute, the Dispute will be escalated to an officer of each Party, who shall have ten days, or such longer period as the Parties may mutually agree to in writing, to attempt to resolve the Dispute in good faith.

11.2         [***].

SECTION 12: GENERAL PROVISIONS.

12.1         Notices. Save for [***] and [***] which may be delivered by fax to Company to the respective parties listed on the cover page of this Agreement (with a simultaneous  copy sent by email to [***]), all notices and other communications required or permitted under this Agreement must be in writing and delivered personally, mailed, first class mail, postage prepaid, certified and return receipt requested or via an internationally recognized overnight courier, to the applicable Party at the addresses set forth on the first page to this Agreement, unless, by notice, a Party changes or supplements the addressee and addresses for giving notice. All notices are deemed given: (i) if given personally or by overnight courier, on the date personally delivered; or (ii) if given by first class mail, five days after placed in the mail as specified.

12.2         Counterparts.  This Agreement may be executed in two counterparts, both of which taken together constitute a single instrument.  Execution and delivery of this Agreement may be evidenced by scanned copies in pdf exchanged via email.

12.3         Successors and Assigns.  This Agreement and the performance of any duties hereunder may not be assigned, transferred, delegated (except as set forth below), sold or otherwise disposed of by a Party other than (a) with the prior written consent of the other Party, or (b) in the event of a sale of all or substantially all of such Party’s assets or in the event of a merger, consolidation, share exchange, recapitalization, restructuring or business combination involving such Party.  This Agreement will be binding upon and shall inure to the benefit of a Party’s permitted successors and assigns. Any assignment not permitted by the Agreement is void.  Notwithstanding the foregoing, either Party may delegate its performance to, or exercise its rights through, one or more Affiliates in the Territory; provided that in the event of any such delegation or exercise, each Party will remain liable and fully responsible for its Affiliates’ performance of and compliance with such Party’s obligations and duties under this Agreement.

12.4         Nondisclosure Agreement.  The NDA is incorporated by reference and made a part of this Agreement and governs the Agreement.  The Agreement and all discussions under or relating to it are considered “confidential information” under the NDA.

12.5         Amendment and Waiver; Entire Agreement.  No amendment to, or waiver of, any provision of the Agreement will be effective unless in writing and signed by both Parties.  The waiver by any Party of any breach or default will not constitute a waiver of any different or subsequent breach or default.  As of the Effective Date, this Agreement, together with all exhibits, represents the entire agreement between the Parties with respect to the subject matter of this Agreement.  As of the Effective Date, this Agreement supersedes all prior agreements and communications of the Parties, oral or written, relating to its subject matter.  As of the Effective Date, this Agreement supersedes the Original Agreements.  All internet searches conducted prior to the Effective Date (and revenue therefrom) under the Original Agreements will be governed by the Original Agreements, and all Included Searches (and revenue therefrom) as of and after the Effective Date will be governed by this Agreement. For the avoidance of doubt, (i) this Agreement does not supersede or modify the NDA, and (ii) the surviving portions of the Original Agreements will apply with respect thereto.

12.6         Export Control. The Parties will comply in all material respects with all relevant export or import laws and regulations of the United States, or of any foreign government to or from where a Party is shipping, in connection with the import, export or re-export, directly or indirectly, of software in connection with this Agreement.

12.7         Severability.  If any provision of the Agreement is held to be invalid, illegal or unenforceable for any reason, such invalidity, illegality or unenforceability will not affect any other provisions of the Agreement, and instead, the Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained in it.

12.8         Publicity.  No Party may make any public announcement or issue any press release about the existence or terms of the Agreement without the other Party’s prior written approval, which shall not be unreasonably withheld.  It is understood between the Parties that Company desires to issue a press release upon the execution of this Agreement, which will be subject to Microsoft’s prior written approval.  Any and all publicity relating to the Agreement or any subsequent transactions between the Parties under it must be approved by both Parties in writing and in advance of the release. Microsoft acknowledges that Company is a publicly traded company, and agrees that as a public company, Company may be obliged, as part of certain disclosure rules, to disclose the existence of this Agreement and certain of its general terms and conditions. Company will only disclose information that is absolutely required to be disclosed by law and/or regulation, will not disclose the Agreement in its entirety, will not disclose any of the Agreement’s economic terms, and will give Microsoft prior written notice on any such disclosure.

12.9         Independent Contractors.  Each Party is an independent contractor with respect to the other for purposes of the Agreement and its subject matter.  Nothing contained in the Agreement creates in any manner whatsoever any partnership, joint venture, employment, agency, fiduciary, or other similar relationship between the Parties.

12.10       Sole Responsibility.  Company will remain solely responsible for the operation of the Products, and Microsoft will remain solely responsible for the operation of the Bing Search Service.

12.11       Event of Force Majeure.  Neither Party will be in violation of any of the requirements of this Agreement to the extent that its performance is impaired as a result of any delay, failure in performance, or interruption of service, resulting directly or indirectly from acts of God, acts of civil or military authorities, civil disturbances, wars, acts of terrorism, strikes or other labor disputes, fires, transportation contingencies, outages of third party telecommunications networks with whom the non-performing Party does not have a direct contractual relationship, failure of suppliers with whom the non-performing Party does not have a direct contractual relationship, or other similar occurrences which are beyond such Party’s reasonable control; provided, however, that any such delay or failure will be remedied by such Party as soon as reasonably possible.  Upon the occurrence of an event of force majeure, the Party unable to perform will, if and as soon as possible, provide written notice to the other Party indicating that an event of force majeure occurred and detailing how such event of force majeure impacts the performance of its obligations.  Microsoft will maintain during the Term and Tail Period, appropriate business continuity and disaster recovery plans, procedures, facilities and equipment to restore operation of the Bing Search Service within a reasonable period of time under the circumstances.

12.12       Tax Matters.

12.12.1  General.  The amounts to be paid by Microsoft to Company do not include any taxes.  The Parties will not be liable for any of the taxes of the other Party that the other Party is legally obligated to pay (“Company Taxes”) and which are incurred or arise in connection with or related to the payments made under this Agreement, and all such taxes shall be the financial responsibility of the Party who is obligated by operation of law to pay such tax. More specifically, Microsoft shall be responsible for the payment of all taxes arising in connection with the Services, including all sales, use or value added taxes (“Transaction Taxes”) and withholding taxes.  Additionally, Microsoft shall pay to Company any Transaction Taxes that are required to be collected from Microsoft by Company under applicable law. If a taxing authority determines that Company did not collect all applicable taxes due from Microsoft, Microsoft shall remain liable to Company for such additional taxes.  Company shall be responsible for the payment of all taxes arising in connection with any payment received from Microsoft pursuant to this Agreement as well as any taxes on any payments made by Company to any Company Partner.

12.12.2  Withholding Taxes.  If taxes are required to be withheld on any amounts otherwise to be paid by Microsoft to Company, Microsoft will deduct such taxes from the amount otherwise owed and pay them to the appropriate taxing authority.  Microsoft shall secure and deliver to Company an official receipt for any taxes withheld.  Microsoft shall use reasonable efforts to minimize such taxes to the extent permissible under applicable law.

12.12.3 Cooperation on Tax Matters.  Microsoft and Company will reasonably cooperate with each other to mitigate, reduce or eliminate any withholding taxes arising in connection with this Agreement, including by using commercially reasonable efforts to obtain any certificate or other document from any governmental authority or any other person as may be necessary to mitigate, reduce or eliminate any such taxes.  If Microsoft intends to withhold any withholding taxes, Microsoft will provide prior written notice to Company describing the rationale for such determination.  Such notice shall be provided to Company promptly following Microsoft’s determination to withhold and sufficiently in advance of any actual withholding [***] to provide Company a reasonable time to contest such determination. Company shall have the right, upon notice to Microsoft, to direct payment under this Agreement to one or more Company Affiliates in order to minimize any taxes, including withholding taxes.

12.13       Governing Law.  This Agreement is governed by and interpreted in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof.

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EXHIBIT 1

Microsoft Brand Features; Microsoft Trademark Usage and Microsoft Editorial Guidelines;

The following identifies the location of the Microsoft Brand Features, Microsoft Trademark Usage, Microsoft Editorial Guidelines. Company acknowledges that the terms of the guidelines may change at any time at Microsoft’s sole but reasonable discretion (provided that such changes shall apply consistently to Microsoft and all of its other distribution partners); and, following notice of any such change, Company will, within a reasonable time following such notice and otherwise in accordance with the Agreement, comply with the new guidelines for all Products, whether already distributed or not yet distributed. In the event of any conflict between such guidelines and this Agreement, this Agreement shall control.

1.	The Bing Product Guidelines (incorporating the Microsoft Brand Features) are available as of the date of the Agreement at (and are incorporated herein by reference):

http://download.microsoft.com/download/0/4/E/04E076D4-60B2-4D31-BCC7-C4805B558DBB/Bing%20product%20guidelines.pdf

2.	The Microsoft Trademark Usage Guidelines are available as of the date of this Agreement at (and are incorporated herein by reference):

http://www.microsoft.com/about/legal/en/us/IntellectualProperty/Trademarks/Usage/General.aspx

3.	The Microsoft Editorial Guidelines are available as of the date of this Agreement at (and are incorporated herein by reference):

http://advertise.bingads.microsoft.com/en-us/editorial-guidelines

http://help.bingads.microsoft.com/help.aspx?project=adCenter_Pub_RTW_ss&market=en-US&querytype=keyword&query=yek006&tmt=&domain=beta.pubcenter.microsoft.com&format=b1

http://advertise.bingads.microsoft.com/en-us/editorial-privacy-guidelines

EXHIBIT 2

Company Brand Features and Trademark Usage Guidelines

The Company’s Brand and Trademark Usage Guidelines can be found here:

http://uxguidelines.perion.com

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED
SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN
 APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE
SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS

EXHIBIT 3

Traffic Quality Requirements

Company will, and will ensure that Company Partners comply with the following requirements (Traffic Quality Requirements) in connection with Company’s distribution and use of the Bing Search Service under this Agreement and will not take any action or fail to take any action which may constitute a Traffic Quality Issue:

A Traffic Quality Issue is an issue that results from violations of this Agreement and/or:

(1) [***]

(2) [***] or

[***].

Company and Company Partners will engage in the following Traffic Quality practices

[***]

Company and Company Partners will not engage in any of the following Disallowed Activities in connection with Redirects under the Agreement.  Any exceptions and additions will be mutually agreed in writing by the Parties:

[***]

Company and Company Partners will not engage in activities in relation with this Agreement that include any of the following Disallowed Content

[***]

THIS EXHIBIT WAS OMITTED AND FILED SEPARATELY WITH THE
SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR
CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES
 EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS

EXHIBIT 4

Default Search Homepage, Browser Search, Company Toolbar and Search From New Tabs Displays

Home page and default search:

[***]

THIS EXHIBIT WAS OMITTED AND FILED SEPARATELY WITH THE
SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR
 CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES
EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS

EXHIBIT 5

Approved Company Products

[***]

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED
 SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN
 APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE
SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS

EXHIBIT 6

COUNTRY LIST

Platform	[***]	[***]	[***]
Personal Computer	[***]	[***]	[***]
Mobile Device	[***]	[***]	[***]

THIS EXHIBIT WAS OMITTED AND FILED SEPARATELY WITH THE
 SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR
 CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES
 EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS

EXHIBIT 7

Pre-Approved Offer Screens

[***]

THIS EXHIBIT WAS OMITTED AND FILED SEPARATELY WITH THE
 SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR
 CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES
EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS

EXHIBIT 8

[***]

THIS EXHIBIT WAS OMITTED AND FILED SEPARATELY WITH THE
 SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR
CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES
 EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS

EXHIBIT 9

WIRE INSTRUCTIONS

 [***]

PORTIONS OF THIS AGREEMENT WERE OMITTED AND HAVE BEEN FILED
SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN
APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE
SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS

AMENDMENT No. 1

This Amendment No. 1 (“Amendment”) to the Search Distribution Agreement with an execution date of 29 July 2014  (the “Agreement”), is made as of 15 September 2014 (the “Amendment Effective Date”) between Microsoft Online Inc, a Nevada, USA corporation (“Microsoft”) and Perion Network Ltd., an Israeli corporation (“Company”).

Microsoft and Company, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree to amend the Agreement as follows:

1)	In SECTION 2: DEFINITIONS, three new definitions are inserted between the definitions of “Tier 3 Countries” and before “Tracking Codes”:

“Tier 4 Countries” means those countries listed in the “Tier 4” column on Exhibit 6.  Countries in Tier 4 will be defined based on Microsoft’s “Bing” market definition, as applied consistently across Bing partners, including advertisers.

“Tier 5 Countries” means those countries listed in the “Tier 5” column on Exhibit 6.  Countries in Tier 5 will be defined based on Microsoft’s “Bing” market definition, as applied consistently across Bing partners, including advertisers.

“Tier 6 Countries” means the countries listed in the “Tier 6” column on Exhibit 6.  Countries in Tier 6 will be defined based on Microsoft’s “Bing” market definition, as applied consistently across Bing partners, including advertisers.

2)	Section 5.1, (a) (iii) shall be deleted in its entirety and replaced with the following:

 [***].

3)	A new Sub-Section 5.1(a)(iv) shall be inserted:

“(iv) For Tier 6 Countries, Microsoft will make payment to Company [***].

4)	Exhibit 6 is deleted in its entirety and is replaced with the following:

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED
SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN
APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE
SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS

EXHIBIT 6

COUNTRY LIST

Platform	[***]	[***]	[***]	[***]	[***]	[***]
Personal Computer	[***]	[***]	[***]	[***]	[***]	[***]
Mobile Device	[***]	[***]	[***]

This amendment is agreed:

Microsoft	Company
Signature: /s/ Brandon Osborn	Signature: /s/ Josef Mandelbaum, Yacov Kaufman
Name: Brandon Osborn	Name: Josef Mandelbaum, Yacov Kaufman
Title: Contract Execution (MOI)	Title: CEO, CFO
Date: 10/16/2014	Date: 10/15/14